news release

For Immediate Release	Contacts: Mark Borman – ADC Investor Relations Steve Grady – ADC Public Relations	+1 (952) 917-0590 +1 (952) 917-0232

ADC and Andrew Mutually Terminate Pending Merger

MINNEAPOLIS, MN — August 9, 2006—ADC (NASDAQ: ADCT; www.adc.com) today announced that ADC and Andrew Corporation (NASDAQ: ANDW; www.andrew.com) have entered into an agreement to terminate their agreement and plan of merger, which the parties entered into as of May 30, 2006.

The companies believe that current market considerations raised significant questions about the ability to obtain necessary shareholder approval. Therefore, Andrew and ADC have agreed to terminate the merger agreement without liability to either party. To effect the mutual termination, Andrew has agreed to pay ADC $10 million. In addition, Andrew has agreed that ADC would be paid another $65 million in the event Andrew effects a business combination transaction within 12 months.

“While we believed in the strategic rationale of this combination and are disappointed that the merits of the transaction were unrecognized in the marketplace, we will continue to execute on our strategy to become the leading supplier of network infrastructure solutions to our customers worldwide,” stated Robert E. Switz, president and CEO of ADC. “We will accomplish that goal through a combination of business development initiatives, new product development and execution in our core business. The fundamentals of our business remain solid, and we remain confident that we can deliver long-term growth and profitability.”

About ADC
ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC’s innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ: ADCT) has sales into more than 140 countries. Learn more about ADC at www.adc.com.

Cautionary Statement Regarding Forward Looking Information
This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements, include, among other things: fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on contract manufacturers and other vendors to provide goods and services needed to operate the business; fluctuations in commodity prices; the social, political and economic risks of the global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws, and other risks and uncertainties, including those identified in the section captioned Risk Factors in Item 1A of ADC’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005 and as may be updated in Item 1A of ADC’s subsequent Quarterly Reports on Form 10-Q or other filings made with the SEC. Except as required under the US federal securities laws and the rules and regulations of the SEC, ADC disclaims any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

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